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                                                                    EXHIBIT 10.1

                        CITADEL BROADCASTING CORPORATION
                          2002 LONG-TERM INCENTIVE PLAN

                                    ARTICLE I
                                     GENERAL

1.1    PURPOSE

       The purposes of the 2002 Long-Term Incentive Plan, as amended from time to time (the "Plan"), for directors and key personnel of Citadel Broadcasting Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries (the Corporation and its subsidiaries severally and collectively referred to in the Plan as the "Company") are to foster and promote the long-term financial success of the Company and materially increase stockholder value by
(i) attracting and retaining directors and key personnel of outstanding ability,
(ii) strengthening the Company's capability to develop, maintain and direct a competent management team, (iii) motivating key personnel, by means of performance-related incentives, to achieve long-range performance goals,
(iv) providing incentive compensation opportunities competitive with those of other companies and (v) enabling directors and key personnel to participate in the long-term growth and financial success of the Company.

1.2    ADMINISTRATION

       (a) The Plan will be administered by a committee of the Board of Directors of the Corporation ("Committee"). The Committee shall be comprised, unless otherwise determined by the Board, of not less than two members each of whom is a "non-employee director," as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended, or any successor rule, and an "outside director," as that term is defined by Treasury Regulation Section 1.162-27(e) promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). The members will be appointed by the Board of Directors, and any vacancy on the Committee will be filled by the Board of Directors or in a manner authorized by the Board.

       (b) Subject to the limitations of the Plan, the Committee will have the sole and complete authority: (i) to select in accordance with Section 1.3 persons who will participate in the Plan ("Participant" or "Participants") (including the right to delegate authority to select as Participants persons who are not required to file reports with respect to securities of the Corporation pursuant to Section 16(a) of the Exchange Act ("Nonreporting Persons")); (ii) to make Awards and payments in such forms and amounts as it may determine (including the right to delegate authority to make Awards to Nonreporting Persons within limits approved from time to time by the Committee), (iii) to impose such limitations, restrictions and conditions upon such Awards as the Committee, or, with respect to Awards to Nonreporting Persons, the Committee's authorized delegates, deems appropriate; (iv) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines

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and other rules and regulations relating to the Plan; (v) to amend or cancel an existing Award in whole or in part or to reprice any Award (including the right to delegate authority to amend or cancel an existing Award to a Nonreporting Person in whole or in part within limits approved from time to time by the Committee), except that the Committee and its authorized delegates may not, unless otherwise provided in the Plan, or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to the Award; and (vi) to make all other determinations and to take all other actions necessary or advisable for the interpretation, implementation and administration of the Plan. The Committee's determinations on matters within its authority will be conclusive and binding upon the Company and all other persons.

       (c) The Committee will act with respect to the Plan on behalf of the Corporation and on behalf of any Subsidiary issuing stock under the Plan, subject to appropriate action by the board of directors of any such Subsidiary. Unless the Committee otherwise provides, all expenses associated with the Plan will be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

       (d) The Company shall indemnify members of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan to the fullest extent permitted by law.

1.3    SELECTION FOR PARTICIPATION

       Participants selected by the Committee (or its authorized delegates) must be Eligible Persons, as defined below. "Eligible Persons" are persons who are directors, officers, or salaried employees of the Corporation or its parent or their Subsidiaries. Eligible Persons will also include independent contractors of the Company as to an Award if the person is an independent contractor at the time the Award is granted. In making this selection and in determining the form and amount of Awards, the Committee may give consideration to the functions and responsibilities of the Eligible Person, his or her past, present and potential contributions to the Company and such other factors as the Committee deems relevant.

1.4    TYPES OF AWARDS UNDER PLAN

       Awards ("Awards") under the Plan may be in the form of any one or more of the following: (i) Incentive Stock Options ("ISOs") qualifying under Section 422 of the Code and Non-statutory Stock Options ("NSOs") (Incentive Stock Options and Non-statutory Stock Options severally and collectively referred to in the Plan as "Options"), as described in Article II; (ii) Stock Appreciation Rights ("SARs") and Participant Limited Stock Appreciation Rights ("Participant Limited Rights"), as described in Article III; (iii) Performance Awards ("Performance Awards") as described in Article IV; and (iv) Restricted Stock ("Restricted Stock") and Restricted Units ("Restricted Units"), each as described in
Article V.

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1.5    SHARES SUBJECT TO THE PLAN

       (a) Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's Class A Common Stock, par value $0.01 per share ("Common Stock"), or "Formula Value Stock" as defined in Section 8.12 (Common Stock and Formula Value Stock severally and collectively referred to in the Plan as "Stock").

       (b) The maximum number of shares of Stock which may be issued for all purposes under the Plan will be 5,000,000, subject to adjustment in accordance with Section 8.3 of the Plan. Unless otherwise determined by the Committee, the maximum number of shares of Stock subject to Options to purchase Stock, SARs and Participant Limited Rights under the Plan awarded to any one Participant in any one calendar year may not exceed 2,500,000 shares.

       (c) Except as otherwise provided below, any shares of Stock subject to an Option or other Award which is canceled or terminates without any shares having been issued pursuant thereto having been exercised will again be available for Awards under the Plan. Shares subject to an Option canceled upon the exercise of an SAR will not again be available for Awards under the Plan except to the extent the SAR is settled in cash. To the extent that an Award is settled in cash, shares of Stock subject to that Award will again be available for Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award will be available again for Awards under the Plan. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award will be available again for Awards under the Plan.

       (d) In connection with the acquisition of any business by the Company or any of its Subsidiaries or Affiliates, any outstanding stock awards, stock options or other similar rights with respect to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Corporation or its Subsidiaries for purposes of such grant or award. Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 1.5(b) above.

       (e) No fractional shares will be issued, and the Committee will determine the manner in which fractional share value will be treated.

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                                   ARTICLE II
                                  STOCK OPTIONS

2.1    AWARD OF STOCK OPTIONS

       (a) The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Stock.

       (b) The Committee may provide with respect to any option to purchase Stock that, if the Participant, while an Eligible Person, exercises the Option in whole or in part using already-owned Stock, the Participant will, subject to this Section 2.1 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The terms of any Reload Option shall provide for the purchase, at Fair Market Value as of the date the original Option was exercised, a number of shares of Stock equal to the number of whole shares used by the Participant to exercise the original Option. The Reload Option will be exercisable only between the date of its grant and the date of expiration of the original Option.

       (c) A Reload Option will be subject to such additional terms and conditions as the Committee may approve, which terms may provide that the Committee may cancel the Participant's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not canceled such right prior to the exercise of the original Option. Such terms may also provide that, upon the exercise by a Participant of a Reload Option while an Eligible Person, an additional Reload Option will be granted with respect to the number of whole shares used to exercise the first Reload Option.

2.2    STOCK OPTION AGREEMENTS

       The award of an Option will be evidenced by a written agreement ("Stock Option Agreement") in such form and containing such terms and conditions as the Committee may from time to time determine. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares for which the Option may be exercisable until a specified date or dates and subject to terms and conditions determined by the Committee.

2.3    OPTION PRICE

       The purchase price of Stock under each Option ("Option Price") granted hereunder will be such amount per share as the Committee may determine at the date the Option is awarded; PROVIDED, HOWEVER, that the Option Price of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the date of grant (and not less than 110% of the Fair Market Value of a share of Common Stock for any Person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent corporation ("Ten Percent Shareholder").

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2.4    EXERCISE AND TERM OF OPTIONS

       (a) Except as otherwise provided in the Plan, Options will become exercisable at such time or times as the Committee may specify; provided, however, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all option plans of the Corporation (and of any parent corporation or subsidiary corporation)) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, ISOs will be taken into account in the order in which they are granted. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. No ISO may be exercised more than ten years after the date it is granted (five (5) years for an ISO grant made to a Ten Percent Shareholder).

       (b) The Committee will establish procedures governing the exercise of Options and will require that notice of exercise be given. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or
(2) if so provided by the Committee (not later than the time of grant, in the case of an ISO) (i) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

2.5    TERMINATION OF ELIGIBILITY

       Unless the Committee provides otherwise: (a) in the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, each of his or her outstanding Options (whether held by the Participant or, if the Option has been transferred to a Permitted Transferee, the transferee) will be exercisable to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award, but in no event after such expiration date; and (b) if the Participant ceases to be an Eligible Person for any other reason, all of the Participant's then outstanding Options (whether held by the Participant or, if the Option has been transferred in a Permissible Transfer, the transferee) will terminate immediately.

2.6    COMPANY LIMITED RIGHTS

       (a) If so provided in the Stock Option Agreement, as it may be amended from time to time, in the event of a Change in Control (as defined in Article VII of the Plan), the Company will have the right to cancel any portion of the Option (whether vested or nonvested) that remains unexercised on the date the Company exercises its Company Limited Right pursuant to this Section 2.6 (or the entire Option if no part of the Option

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has yet been exercised) in exchange for a payment in cash of an amount equal to the number of shares of Common Stock as to which the Option remains unexercised at the time the Company exercises such right multiplied by the excess of (a) the higher of (x) the Minimum Price Per Share (as defined below), or (y) the highest reported closing sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading at any time during the period beginning on the sixtieth (60th) day prior to the date on which the Company exercises such right and ending on the date on which the Company exercises such right, or if the Common Stock is not listed or admitted to trading on any such exchange, the highest reported closing sales price during such 60 day period as furnished by the National Association of Securities Dealers through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or a similar organization if NASDAQ is no longer reporting such information), over (b) the Option Price per share. If the Common Stock is not listed and traded in a manner that the pricing information referred to in (y) above is available for the period required hereunder, then the amount determined under (y) shall be the Fair Market Value.

       (b) For purposes of this Section 2.6, unless otherwise provided in the relevant Stock Option Agreement, the term "Minimum Price Per Share" will mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which the Company exercises such right and ending on the date on which the Company exercises such right. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control consists, in whole or in part, of consideration other than cash, then the Board will take such action as in its judgment it deems appropriate to establish the cash value of such consideration.

       (c) The Company's right to cancel an Option pursuant to Section 2.6 may be exercised at any time until the end of the thirtieth (30th) day following the occurrence of the Change in Control.

2.7    INITIAL PUBLIC OFFERING OPTION GRANTS FOR ELIGIBLE DIRECTORS

       (a) Effective as of the pricing of shares in an Initial Public Offering, each Eligible Director shall be granted an NSO (the "IPO Option") to purchase fifty thousand (50,000) shares of Common Stock. The IPO Option shall be evidenced by an agreement containing the terms set forth in this Section 2.7 and such other terms not inconsistent therewith as determined by the Committee.

       (b) The Option Price for each IPO Option shall be equal to the Initial Public Offering price.

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       (c) Subject to Section 2.7(d), each IPO Option shall become fully exercisable with respect to one-third of the shares of Common Stock subject thereto on each of the first through third anniversaries of the date of grant so long as the Participant continues to serve as a Director as of each such date.

       (d) Each IPO Option shall terminate on the date which is the tenth anniversary of the date of grant, unless terminated earlier as follows:

              (i) If a Participant's service as a Director terminates for any reason other than disability, death or Cause, the Participant may for a period of three (3) months after such termination exercise the IPO Option granted to the Participant hereunder to the extent, and only to the extent, that such Option or portion thereof was exercisable as of the date of the Participant's service as a Director terminated, after which time the IPO Option shall automatically terminate in full to the extent unexercised.

              (ii) If a Participant's service as a Director terminates by reason of the Participant's resignation or removal from the Board due to disability, the Participant may for a period of twelve (12) months after such termination exercise the IPO Option granted to the Participant hereunder to the extent, and only to the extent, that such IPO Option or portion thereof was exercisable as of the date of the Participant's service as Director terminated, after which time the IPO Option shall automatically terminate in full to the extent unexercised.

              (iii) If a Participant's service as a Director terminates for Cause, the IPO Option granted to the Participant hereunder shall immediately terminate in full to the extent unexercised.

              (iv)    If a Participant dies while a Director or within three
       (3) months after termination of service as a Director as described in
       Section 2.7(d)(i) or within twelve (12) months after termination of service as a Director as described in Section 2.7(d)(ii), the IPO Option granted to the Participant hereunder which has not then automatically terminated pursuant to this Section 2.7 may be exercised at any time within twelve (12) months after the Participant's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full to the extent unexercised.

       (e) For purposes of this Section 2.7:

              (i)     "Director" means a director of the Corporation.

              (ii) "Eligible Director" means any individual who is a Director as of the pricing of shares of Common Stock in an Initial Public Offering and who is neither (x) an officer or employee of the Corporation or any of its Subsidiaries nor (y) a general partner o any partnership affiliated with: Forstmann Little & Co.

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       Equity Partnership-VI, L.P.; Forstmann Little & Co. Equity
       Partnership-VII, L.P.; Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.; and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.

                                   ARTICLE III
                  STOCK APPRECIATION RIGHTS AND LIMITED RIGHTS

3.1    AWARD OF STOCK APPRECIATION RIGHT

       (a) An SAR is an Award entitling the recipient on exercise to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

       (b) In general, an SAR entitles the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

       (c) SARs may be granted in tandem with Options granted under the Plan ("Tandem SARS") or independently of Options ("Independent SARs"). An SAR granted in tandem with an NSO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

       (d) SARs awarded under the Plan will be evidenced by either a Stock Option Agreement (when SARs are granted in tandem with an Option) or a separate written agreement between the Company and the Participant in such form and containing such terms and conditions as the Committee may from time to time determine.

       (e) Except as otherwise provided herein, a Tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, and the Committee may prescribe additional conditions and limitations on the exercise of the SAR. The exercise of a Tandem SAR will cancel the Related Option. Tandem SARs may be exercised only when the Fair Market Value of Stock to which it relates exceeds the Option Price.

       (f) Except as otherwise provided herein, an Independent SAR will become exercisable at such time or times, and on such conditions, as the Committee may specify, and the Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

       The Committee may provide, under such terms and conditions as it may deem appropriate, for the automatic grant of additional SARs upon the full or partial exercise of an Independent SAR.

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       Any exercise of an Independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

       (g) Except as otherwise provided herein or by the Committee, all SARs will automatically be exercised on the last trading day prior to the expiration date established by the Committee at the time of the award for the SAR, or, in the case of a Tandem SAR, for the Related Option, so long as exercise on such date will result in a payment to the Participant.

       (h) Unless otherwise provided by the Committee, no SAR will become exercisable or will be automatically exercised for six months following the date on which it was granted or the effective date of the Plan, whichever is later.

       (i) At the time of award of an SAR, the Committee may limit the amount of the payment that may be made to a Participant upon the exercise of the SAR. The Committee may further determine that, if the amount to be received by a Participant in any year is limited pursuant to this provision, payment of all or a portion of the amount that is unpaid as a result of the limitation may be made to the Participant at a subsequent time. No such limitation will require a Participant to return to the Company any amount theretofore received by him or her upon the exercise of an SAR.

       (j) Payment of the amount to which a Participant is entitled upon the exercise of an SAR will be made in cash, Stock, or partly in cash and partly in Stock, as the Committee may determine. To the extent that payment is made in Stock, the shares will be valued at their Fair Market Value on the date of exercise of the SAR. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which the SAR may be exercisable until a specified date or dates and subject to terms and conditions determined by the Committee.

       (k) Unless otherwise determined by the Committee, each SAR will expire on the first to occur of the following: (i) the expiration date set by the Committee at the time of an award of an SAR, (ii) in the case of a Tandem SAR, termination of the Related Option, (iii) expiration of a period of six months after the Participant's ceasing to be an Eligible Person as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, or (iv) the Participant ceasing to be an Eligible Person for any other reason.

3.2    PARTICIPANT LIMITED RIGHTS

       (a) The Committee may award Participant Limited Rights pursuant to the provisions of this Section 3.2 to the holder of an Option to purchase Common Stock granted under the Plan (a "Related Option") with respect to all or a portion of the shares subject to the Related Option. A Participant Limited Right may be exercised only during the period beginning on the first day following a Change in Control, as defined in Article VII of the Plan, and ending on the thirtieth day following such date. Each

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Participant Limited Right will be exercisable only to the same extent that the
Related Option is exercisable, and in no event after the termination of the Related Option. Participant Limited Rights will be exercisable only when the Fair Market Value (determined as of the date of exercise of the Participant Limited Rights) of each share of Common Stock with respect to which the Participant Limited Rights are to be exercised exceeds the Option Price per share of Common Stock subject to the Related Option.

       (b) Upon the exercise of Participant Limited Rights, the Related Option will he considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Participant Limited Rights are exercised. Upon the exercise or termination of the Related Option, the Participant Limited Rights with respect to such Related Option will be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

       (c) The effective date of the grant of a Participant Limited Right will be the date on which the Committee approves the grant of such Participant Limited Right. Each grantee of a Participant Limited Right will be notified promptly of the grant of the Participant Limited Right in such manner as the Committee prescribes.

       (d) Upon the exercise of Participant Limited Rights, the holder thereof will receive in cash an amount equal to the product computed by multiplying (i) the excess of (a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or (y) the highest reported closing sales price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading at any time during the period beginning on the sixtieth (60th) day prior to the date on which such Participant Limited Rights are exercised and ending on the date on which such Participant Limited Rights are exercised, or if the Common Stock is not listed or admitted to trading on any such exchange, the highest reported closing sales price during such 60 day period as furnished by the National Association of Securities Dealers through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or a similar organization if NASDAQ is no longer reporting such information), over (b) the Option Price per share of Common Stock subject to the Related Option, by (ii) the number of shares of Common Stock with respect to which such Participant Limited Rights are being exercised. If the Common Stock is not listed and traded in a manner that the pricing information referred to in
(y) above is available for the period required hereunder, then the amount determined under (y) shall be the Fair Market Value.

       (e) For purposes of this Section 3.2, the term "Minimum Price Per Share" will mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Participant Limited Rights are exercised and ending on the date on which such Participant Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control will consist, in whole or in

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part, of consideration other than cash, the Board will take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration.

                                   ARTICLE IV
                               PERFORMANCE AWARDS

4.1    NATURE OF PERFORMANCE AWARDS

       A Performance Award provides for the recipient to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance (including corporate stock performance), departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company or may be related to the occurrence of any triggering event or events that the Committee may deem appropriate. The Committee will determine the performance goals, the period or periods during which performance is to be measured or otherwise determined and all other terms and conditions applicable to the Award. Regardless of the degree to which performance goals are attained, a Performance Award will be paid only when, if and to the extent that the Committee determines to make such payment.

4.2    OTHER AWARDS SUBJECT TO PERFORMANCE CONDITION

       The Committee may, at the time any Award described in this Plan is granted, impose the condition (in addition to any conditions specified or authorized in the Plan) that performance goals be met prior to the Participant's realization of any payment or benefit under the Award.

4.3    PERFORMANCE-BASED AWARDS

       Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of
Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards is to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other securities of the Corporation, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs or any combination of the foregoing. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are

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obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

                                    ARTICLE V
                      RESTRICTED STOCK AND RESTRICTED UNITS

5.1    AWARDS OF RESTRICTED STOCK AND RESTRICTED UNITS

       (a) The Committee may award to any Participant shares of Stock subject to this Article V and such other terms and conditions as the Committee may prescribe, such Stock referred to herein as "Restricted Stock." Each certificate for Restricted Stock will be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Corporation.

       (b) The Committee may also award to any Participant Restricted Units subject to this Article V and such other terms and conditions as the Committee may prescribe. For purposes hereof, a "Restricted Unit" will mean any award of a contractual right granted under this Article V to receive Stock (or, at the discretion of the Committee, cash in an amount based on the Fair Market Value of the Stock, or a combination of Stock and cash) which would become vested and nonforfeitable, in whole or in part, upon the completion of such period of service as may be determined by the Committee.

5.2    RESTRICTED STOCK/RESTRICTED UNIT AGREEMENT

       Awards of Restricted Stock and Restricted Units under the Plan will be evidenced by a written agreement in such form and containing such terms and conditions as the Committee may determine.

5.3    RESTRICTION PERIOD; DIVIDEND EQUIVALENTS

       (a) At the time of award of Restricted Stock or Restricted Units, there will be established for each Participant a "Restriction Period" of such length as the Committee determines. The Restriction Period may be waived by the Committee. Shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided.

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       (b) Subject to such restrictions on transfer, the Participant as owner of such shares of Restricted Stock will have the rights of the holder of such Restricted Stock, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to such Stock during the Restriction Period will be accumulated and held by the Company and will be subject to the same forfeiture provisions and the same restrictions on transfer as apply to the shares of Restricted Stock with respect to which they were paid.

       (c) Upon the expiration or waiver by the Committee of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, restrictions applicable to the Restricted Stock or Restricted Units will lapse and the Corporation will, in the case of Restricted Stock, redeliver to the Participant (or his or her legal representative or designated beneficiary) the shares deposited pursuant to
Section 5.1 free and clear of all restrictions except as may be imposed by law and, in the case of Restricted Units, will pay out such units as provided in the Restricted Unit Agreement.

5.4    TERMINATION OF ELIGIBILITY

       (a) Unless otherwise determined by the Committee, in the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee, or as a result of his or her death, retirement or disability, the restrictions imposed under this Article V will lapse with respect to such number of the shares of Restricted Stock and with respect to such number of Restricted Units previously awarded to him or her as may be determined by the Committee. All other shares of Restricted Stock and Restricted Units previously awarded to him or her which are still subject to restrictions, along with any dividends or other distributions thereon that have been accumulated and held by the Corporation, will be forfeited, and in the case of Restricted Stock, the Corporation will have the right to complete the blank stock power.

       (b) Unless otherwise determined by the Committee, in the event the Participant ceases to be an Eligible Person for any other reason, all shares of Restricted Stock and all Restricted Units previously awarded to him or her which are still subject to restrictions, along with any dividend or other distributions on Restricted Stock that have been accumulated and held by the Corporation, will be forfeited, and, in the case of Restricted Stock, the Corporation will have the right to complete the blank stock power.

5.5    DIVIDEND EQUIVALENTS

       The Committee will determine whether and to what extent, if any, to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends or other distributions paid during the Restriction Period with respect to the corresponding number of shares of Stock covered thereby ("Dividend Equivalent"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Stock credited to a Participant's

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account will be deemed to have been invested in shares of Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Stock on such date.

                                   ARTICLE VI
                              DEFERRAL OF PAYMENTS

6.1    DEFERRAL OF AMOUNTS

       (a) If the Committee makes a determination to designate Awards or, from time to time, groups or types of Awards, eligible for deferral hereunder, a Participant may, subject to such terms and conditions and within such limits as the Committee may from time to time establish, elect to defer the receipt of amounts due to him or her under the Plan. Amounts so deferred are referred to herein as "Deferred Amounts." The Committee may also permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. Awards which are so deferred will be deemed to have been awarded in cash and the cash deferred as Deferred Amounts.

       (b) The period between the date on which the Participant's Deferred Amount would have been payable absent deferral and the final payment of such Deferred Amount will be referred to herein as the "Deferral Period."

6.2    PAYMENT OF DEFERRED AMOUNTS

       Payment of Deferred Amounts will be made on such terms and conditions as the Committee may determine and will be made at such time or times, and may be in cash, Stock, or partly in cash and partly in Stock, as the Committee in its sole discretion may from time to time determine.

                                   ARTICLE VII
                               CHANGES IN CONTROL

7.1    EFFECT OF CHANGE IN CONTROL

       Upon the occurrence of a change in control (a) as defined in the relevant agreement for an Award or (b) as may be determined by the Committee (each of (a) and (b) a "Change of Control"), then notwithstanding any other provisions of the
Plan:

              (i) if so provided in the respective Stock Option Agreements, as they may be amended from time to time, Options and, subject to the exercise provisions of Section 3.2(a) of the Plan, Participant Limited Rights, but not SARs,

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       outstanding and unexercised on the date of the Change in Control will become immediately exercisable;

              (ii) if so provided in the respective Stock Option Agreements, as they may be amended from time to time, Company Limited Rights will become immediately exercisable;

              (iii) Performance Awards will be deemed to have been earned if so determined by the Committee and may be paid on such basis as the Committee may prescribe;

              (iv) Restricted Stock and Restricted Units may be deemed to be earned, if so determined by the Committee, and the Restriction Period may be deemed to be expired on such terms and conditions as the Committee may determine; and

              (v) amounts deferred under this Plan may be paid on such terms as the Committee determines.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1    NON-TRANSFERABILITY

       No Option, Participant Limited Right, SAR, Performance Award, Restricted Unit or share of Restricted Stock or Deferred Amount under the Plan will be transferable other than by will, by the applicable laws of descent and distribution, or, if permitted by the Corporation, by transfer to a properly designated beneficiary in the event of death; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, permit the transfer of an NSO (including any Tandem SARs or Participant Limited Rights but not any right to receive a Reload Option upon exercise of the NSO) by a Participant to a Permissible Transferee (as defined in Section 8.12) subject to such terms and conditions as the Committee may, from time to time, determine. All Awards and Deferred Amounts will be exercisable or received during the Participant's lifetime only by such Participant or his or her legal representative or, in the case of an NSO Option (including any Tandem SARs or Participant Limited Rights) that has been transferred to a Permissible Transferee in accordance with this Section 8.1, by that Permissible Transferee. Any transfer contrary to this Section 8.1 will nullify the Option, Participant Limited Right, SAR, Performance Award, Restricted Unit or share of Restricted Stock, and any attempted transfer of a Deferred Amount contrary to this Section 8.1 will be void and of no effect.

8.2    BENEFICIARIES

       The Committee may, but need not, establish or authorize the establishment of procedures under which a Participant may designate a beneficiary or beneficiaries to hold, exercise and/or receive amounts due under an Award or with respect to Deferred Amounts in the event of the Participant's death.

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8.3    ADJUSTMENTS UPON CHANGES IN STOCK

       If there is any change in the Stock and/or the corporate structure of the Corporation, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board of Directors of the Corporation (or if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Performance Awards or Awards of Restricted Stock. Appropriate adjustments may also be made by the Board of Directors or the Committee in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards, including modifications of performance targets and changes in the length of Performance Periods.

8.4    CONDITIONS OF AWARDS

       (a) Unless the Committee determines otherwise, either by waiving the condition(s) or by limiting or otherwise amending the condition(s) with respect to any specified Award or group of Awards, the rights of a Participant with respect to any Award received under this Plan will be subject to the conditions that until the Participant has fully received all payments, transfers and other benefits under the Award, he or she will (i) not at any time during the Participant's employment (other than in the course of such employment) with the Company, or after a termination thereof, disclose or furnish to any other Person or use for the Participant's own or any other Person's account any Confidential or Proprietary Information, (ii) not, at any time during the three years immediately following the termination of the Participant's employment, directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of any employee of the Company or any affiliate thereof, (iii) not, at any time during the Participant's employment with the Company or after a termination thereof, publish or make any disparaging statements about the Company, any affiliate thereof or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public (a disparaging statement is a communication which, if made public, would tend to malign the business or reputation of the Person about whom such statement is made), and (iv) the Participant will not breach the provisions of Section 8.1 hereof (any activity prohibited by clause (i), (ii), (iii) or (iv) of this Section 8.4(a) being referred to as a "Prohibited Activity").

       (b) The Participant understands and agrees that the Company is granting to the Participant an Award to reward the Participant for the Participant's future efforts and loyalty to the Company by giving the Participant the opportunity to participate in the potential future appreciation of the Company. Accordingly, if, at any time during which any portion of the Award is outstanding, (i) the Participant engages in any Prohibited Activity or any act otherwise constituting Cause, (ii) the Participant engages in any

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Competitive Activity (as hereinafter defined), or (iii) the Participant is convicted of a crime against the Company, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, to terminate the Award which shall then be of no further force and effect.

       (c) "Confidential or Proprietary Information" shall mean any non-public information about the Company which was acquired during the Participant's employment with the Company and which has or is reasonably likely to have competitive value to the Company.

8.5    USE OF PROCEEDS

       All cash proceeds from the exercise of Options will constitute general funds of the Corporation.

8.6    TAX WITHHOLDING

       (a) The Company will collect, through withholding or otherwise, an amount sufficient to satisfy any applicable statutory federal, state and local withholding tax requirements (the "withholding requirements") with respect to payments made pursuant to the Plan.

       (b) In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy any applicable statutory withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the minimum statutory withholding requirement. In the alternative, the Committee may, at the time of grant of any such Award, require that the Company withhold from any shares to be delivered Stock with a value calculated to satisfy any applicable minimum statutory tax withholding requirements.

       (c) If at the time an ISO is exercised the Committee determines that the Company could be liable for statutory withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the statutory withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

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8.7    NON-UNIFORM DETERMINATIONS

       The Committee's determinations under the Plan, including without limitation, (i) the determination of the Participants to receive Awards,
(ii) the form, amount, timing and payment of such Awards, (iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

8.8    LEAVES OF ABSENCE; TRANSFERS

       The Committee will be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee will be entitled to determine
(i) whether or not any such leave of absence will be treated as if the Participant ceased to be an Eligible Person and (ii) the impact, if any, of any such leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant will not be deemed to have ceased to be an Eligible Person for purposes of the Plan.

8.9    GENERAL RESTRICTION

       Each Award under the Plan will be subject to the condition that, if at any time the Committee determines that (i) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award will not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement has been effected or obtained free from any conditions not acceptable to the Committee.

8.10   EFFECTIVE DATE AND DURATION OF PLAN

       (a) The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval of the stockholders of the Company entitled to vote thereon. No Awards may be granted under the Plan on or after the tenth anniversary of the effective date of the Plan. Reload Options and additional Reload Options provided for with respect to original Options outstanding prior to that date may continue unless the Committee otherwise provides and subject to such additional terms and conditions as the Committee may provide except that all Reload Options issued after that date will be NSOs, and the provisions of Article VI of the Plan will survive and remain effective as to all present and future Deferred Amounts until such later date as the Committee or the Board of Directors may determine.

       (b) The adoption of the Plan will not preclude the adoption by appropriate means of any other stock option or other incentive plan for officers or employees.

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8.11   AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

       The Board of Directors or the Committee may at any time or times amend the Plan for any purpose which may at the time be permitted by law, or may at any time suspend or terminate the Plan as to any further grants of Awards.

8.12   CERTAIN DEFINITIONS

       (a) "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

       (b) "Cause" shall,: (1) in the case of a Participant whose employment with the Corporation or a Subsidiary is subject to the terms of an employment agreement, which employment agreement includes a definition of "Cause", for purposes of this Plan or any agreement evidencing an Award, have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (2) in all other cases, unless otherwise provided by the Committee mean, (A) the occurrence of any of the events set forth in Section 8.4(a)(i), (ii) or (iii) hereof, or (B) the Participant's having (x) grossly neglected his or her assigned duties or (y) engaged in willful misconduct resulting in, or reasonably likely to result in, material and demonstrable damage to the Company.

       (c) "Fair Market Value" as it relates to Common Stock shall be the closing price of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradable on a national securities exchange or other market system, and if Common Stock is not so readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of Common Stock. The term "Fair Market Value" as it relates to Formula Value Stock will mean the value determined by the Committee.

       (d) "Formula Value Stock" means shares of a class or classes of stock the value of which is derived from a formula established by the Committee which reflects such financial measures as the Committee may determine. Such shares will have such other characteristics as may be determined at the time of their authorization.

       (e) "Initial Public Offering" means the consummation of the first public offering of Common Stock pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the U.S. Securities and Exchange Commission.

       (f) "Permissible Transfer" means a transfer permitted by the Committee pursuant to Section 8.1.

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       (g) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       (h) The terms "retirement" and "disability" as used under the Plan will have the meanings determined from time to time by the Committee.

       (i) "Subsidiary" means any corporation, partnership or other entity of which shares of voting stock sufficient to elect a majority of the Board of Directors, or other persons performing similar functions, is owned by the Corporation, either directly or indirectly through one or more subsidiaries.

8.13   GOVERNING LAW

       All Awards and agreements shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof, except that matters covered under the General Corporation Law of the State of Delaware shall be governed thereby, to the extent in either case not superseded by the laws of the United States.

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